SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 8, 2004

(Date of earliest event reported)

CARDINAL FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	0-24557	54-1874630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(703) 584-3400

Item 5.                                                           Other Events and Regulation FD Disclosure.

On June 8, 2004, the Registrant issued a press release announcing that it had entered into a definitive agreement to purchase George Mason Mortgage, L.L.C.  A copy of the press release is attached as an exhibit to this report and is incorporated by reference into this Item 5.

Item 7.		Financial Statement and Exhibits.

	(c)	The exhibit to this report is as follows:

		Exhibit No.	Description

		99	Press release issued by the Registrant dated June 8, 2004.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: June 8, 2004	By:	/s/ Domingo Rodriguez
Domingo Rodriguez
Senior Vice President and
Chief Financial Officer